UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2006

Hanover Compressor Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13071	76-0625124
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12001 North Houston Rosslyn, Houston, Texas		77086
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 447-8787

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 15, 2006, Hanover Compressor Company called for redemption on January 4, 2007, $20,871,000 aggregate principal amount of the Convertible Junior Subordinated Debentures Due 2029 (the "Debentures"). All of the Debentures are owned by Hanover Compressor Capital Trust (the "Trust") and the Trust is required to use the proceeds received from such redemption to redeem $20,245,000 aggregate liquidation amount of its 7 ¼% Convertible Preferred Securities and $626,000 aggregate liquidation amount of its 7 ¼% Convertible Common Securities. Hanover Compressor Company owns all of the Common Securities of the Trust.

The Preferred Securities to be redeemed will be selected in accordance with the applicable procedures of The Depository Trust Company for partial redemptions.

Prior to 5:00 p.m., Eastern Time, on January 3, 2007, holders may convert their Preferred Securities called for redemption on the basis of one Preferred Security per $50 principal amount of Debentures which will then be immediately converted into shares of Hanover Compressor Company common stock at a price of approximately $17.875 per share, or 2.7972 shares of Hanover Compressor Company common stock per $50 principal amount. Cash will be paid in lieu of fractional shares. On December 14, 2006 the closing price of Hanover Compressor Company common stock on the New York Stock Exchange was $20.42 per share.

Alternatively, holders may have their Preferred Securities that have been called for redemption, redeemed on January 4, 2007. Upon redemption, holders will receive $50 for each of their Preferred Securities, plus accrued and unpaid distributions thereon from December 15, 2006 up to but not including January 4, 2007. Any of the Preferred Securities called for redemption and not converted on or before 5:00 p.m., Eastern Time, on January 3, 2007, will be automatically redeemed on January 4, 2007 and no further distributions will accrue.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated December 18, 2006, announcing the Company has issued a call for redemption on January 4, 2007 of $20,871,000 aggregate principal amount of the of the Convertible Junior Subordinated Debentures due 2029.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hanover Compressor Company

December 19, 2006	By:	Anita H. Colglazier

Name: Anita H. Colglazier
Title: Vice President and Controller

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Exhibit Index

Exhibit No.	Description

99.1	99.1 Press Release dated December 18, 2006, announcing the Company has issued a call for redemption on January 4, 2007 of $20,871,000 aggregate principal amount of the of the Convertible Junior Subordinated Debentures due 2029.